Schedule 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant    ☐

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Wachovia Preferred Funding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Wachovia Preferred Funding Corp.

1620 East Roseville Parkway, Roseville, California 95661

October 5, 2004

Dear Stockholder:

On behalf of the board of directors, we are pleased to invite you to the Annual Meeting of Stockholders in Atlanta, Georgia, on November 5, 2004, at 10:00 AM, E.S.T. The notice of meeting and proxy statement on the following pages contain information about the meeting.

In order to ensure your shares are voted at the meeting, please return the enclosed proxy card at your earliest convenience. Voting procedures are described on the proxy card. Every stockholder’s vote is important.

Sincerely yours,

G. Kennedy Thompson

President and Chief Executive Officer

Wachovia Preferred Funding Corp.

1620 East Roseville Parkway, Roseville, California 95661

NOTICE OF ANNUAL MEETING

TO BE HELD ON NOVEMBER 5, 2004

October 5, 2004

The Annual Meeting of Stockholders will be held in the Charter Room of the Ritz-Carlton, 181 Peachtree Street, NE, Atlanta, Georgia 30303, on November 5, 2004, at 10:00 AM, E.S.T., to consider the following:

•	A Wachovia Preferred Funding Corp. proposal to elect the four nominees named in the attached proxy statement as directors, with terms expiring at the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

•	Such other business as may properly come before the meeting or any adjournments.

Only holders of record of Wachovia Preferred Funding Corp. common stock and voting preferred stock on September 30, 2004, are entitled to notice of and to vote at the meeting.

By order of the board of directors,

G. Kennedy Thompson

President and Chief Executive Officer

Whether or not you plan to attend, please return the enclosed proxy card to ensure your shares are voted at the meeting. Your vote is important, whether you own a few shares or many.

PROXY STATEMENT

General Information

The enclosed proxy is solicited on behalf of the board of directors of Wachovia Preferred Funding Corp. in connection with our Annual Meeting of Stockholders to be held in the Charter Room of the Ritz-Carlton, 181 Peachtree Street, NE, Atlanta, Georgia 30303, on November 5, 2004, at 10:00 AM, E.S.T., and at any adjournment, referred to as the “meeting”. The proxy may be used whether or not you attend the meeting. If your securities are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials.

This proxy statement, the enclosed proxy card and Wachovia Preferred Funding Corp.’s 2003 Annual Report on Form 10-K were first mailed to our stockholders on or about October 5, 2004.

Your vote is very important. For this reason, the board of directors is requesting that you permit your stock to be represented at the meeting by the individuals named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

“Wachovia Funding”, “we”, “our” and “us” refer to Wachovia Preferred Funding Corp. “Wachovia Preferred Holding” refers to Wachovia Preferred Funding Holding Corp., the “Bank” refers to Wachovia Bank, National Association, and “Wachovia” refers to Wachovia Corporation.

ABOUT THE MEETING

Who Can Vote

You may vote if you owned Wachovia Funding common stock or Series A, B or C preferred securities as of the close of business on September 30, 2004. The holders of our Series A, B and C preferred securities vote as a single class with the holders of our common stock. However, the voting power of these holders differs, as set forth below.

Common Stock:  Each share of our common stock is entitled to one vote. At the close of business on September 30, 2004, 99,999,900 shares of Wachovia Funding common stock were outstanding and eligible to vote.

Series A Preferred Securities:  Each Wachovia Funding Series A preferred security is entitled to 1/10th of one vote. At the close of business on September 30, 2004, 30,000,000 Series A preferred securities of Wachovia Funding were outstanding and eligible to vote.

Series B Preferred Securities:  Each Series B preferred security of Wachovia Funding is entitled to 1/10th of one vote. At the close of business on September 30, 2004, 40,000,000 Series B preferred securities of Wachovia Funding were outstanding and eligible to vote.

Series C Preferred Securities:  Each Series C preferred security of Wachovia Funding is entitled to 1/10th of one vote. At the close of business on September 30, 2004, 4,233,754 Series C preferred securities of Wachovia Funding were outstanding and eligible to vote.

Wachovia Preferred Holding holds almost all of our 99,999,900 shares of common stock, each of which is entitled to one vote, and all of our outstanding shares of Series B and Series C preferred securities. Wachovia Preferred Holding owns stock representing approximately 97.1% of the total votes entitled to notice of and to vote at the meeting. As a result, Wachovia Preferred Holding has the power to approve the proposal presented for consideration regardless of whether or how you, as a holder of Series A preferred securities, vote your shares.

The enclosed proxy card shows the number of votes that you are entitled to vote at the meeting. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote or as may be required by applicable law.

How Do I Vote

You have two voting options:

•	By mail by completing, signing, dating and returning the enclosed proxy card; or

•	By attending the meeting and voting your securities in person.

Even if you plan to attend the meeting, we encourage you to vote your securities by proxy. If you choose to attend the meeting, please bring proof of identification for entrance to the meeting.

If you hold your Wachovia Funding securities in street name, your voting procedure depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote Wachovia Funding securities that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your securities and present that proxy and proof of identification for entrance to the meeting.

Every vote is important! Please vote your securities promptly.

What Am I Voting On

You will be voting on one proposal at the meeting, which is to elect four directors. The proposal has been submitted on behalf of our board of directors.

Can I Change My Vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this either by giving our Secretary written notice of your revocation, submitting a new signed proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Quorum Needed To Hold The Meeting

In order to conduct the meeting, a majority of Wachovia Funding’s outstanding shares of stock entitled to vote must be present in person or by proxy. This is called a quorum. The shares of our stock owned by Wachovia Preferred Holding will be represented at the meeting. Therefore, we will have a quorum at the meeting. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the shares because the matter is not considered routine under NYSE rules.

Counting Your Vote

If you provide specific voting instructions, your securities will be voted as instructed. If you hold securities in your name and sign and return a proxy card without giving specific voting instructions, your securities will be voted as recommended by our board of directors. If you hold your securities in your name and do not return valid proxy instructions or vote in person at the meeting, your securities will not be voted. If you hold your Wachovia Funding securities in the name of a bank, broker or other nominee, and you do not give that nominee instructions on how you want your securities to be voted, the nominee generally has the authority to vote your securities on certain “routine” matters as described above. At the meeting, that would mean that the nominee can vote your securities on the proposal to elect directors if you do not timely provide instructions for voting your securities.

What Vote Is Needed

Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the largest number of votes present in person or represented by proxy are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. Securities not voted will have no impact on the election of directors. Unless you abstain from voting your securities or a properly executed proxy card is marked “WITHHOLD AUTHORITY” as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

Because Wachovia Preferred Holding intends to vote the shares of our common stock and Series B and Series C preferred securities that it owns, which together represents approximately 97.1% of the votes entitled to be cast at the meeting, in favor of the director nominees, the proposal to elect the director nominees is expected to pass.

Our Voting Recommendations

Our board of directors recommends that you vote “FOR” each of our nominees to the board of directors.

Proxies that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our board of directors’ recommendations.

Wachovia Preferred Holding owns almost all of our 99,999,900 shares of common stock, each of which is entitled to one vote, and all of our Series B and Series C preferred securities. As a result, Wachovia Preferred Holding has the power to approve the proposal presented for consideration regardless of whether or how you, as a holder of Series A preferred securities, vote your shares.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our annual report on Form 10-K for the 2004 fiscal year.

Cost of This Proxy Solicitation

We will pay the costs of the solicitation. We have hired Georgeson Shareholder Communications, Inc. as proxy solicitors to assist in the proxy solicitation and tabulation. Their base fee is $2,000, plus expenses and an additional fee per proxy tabulated. We may also, upon request, reimburse brokerage firms and other persons representing beneficial owners of securities for their expenses in forwarding voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to our soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephoning us at (704) 374-6782.

Electronic Delivery of Proxy Materials

You can also access Wachovia Funding’s proxy statement and 2003 Annual Report on Form 10-K, which includes our annual report to stockholders, via the Internet at www.wachovia.com and clicking on the Investor Relations link.

A copy of our 2003 Annual Report on Form 10-K is attached to this proxy statement as Exhibit A. Please refer to our 2003 Form 10-K for important information about our financial performance in 2003. Copies of the exhibits filed with our Annual Report on Form 10-K will be provided upon written request to Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

PROPOSAL 1.    ELECTION OF DIRECTORS

General Information and Nominees

Our board of directors is not divided into classes. At each annual meeting of stockholders, you elect all the members of our board for a one-year term. Our directors determine the number of directors but it cannot be less than one. The number of directors is currently fixed at four.

James E. Alward, Joel J. Griffin, Charles F. Jones and G. Kennedy Thompson are being nominated to serve as directors with terms expiring at the 2005 annual meeting of stockholders.

Directors are elected by a plurality of votes present in person or represented by proxy at the meeting. Securities cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the board and the election of any substitute nominee. In addition, the board may reduce the number of directors to be elected at the meeting.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of the four nominees named below as directors of Wachovia Funding with terms expiring at the 2005 annual meeting of stockholders.

All of the nominees are currently directors. Listed below are the names of the four nominees to serve as directors, together with: their ages; their principal occupations during the past five years; any other directorships they serve with publicly-held companies; and the year during which they were first elected a director of Wachovia Funding.

NOMINEES FOR ELECTION AT THE 2004 ANNUAL MEETING

JAMES E. ALWARD (61). Retired since June 1998. Previously, Vice President of Taxes, CVS Corporation, a national retail drug store chain. A director since 2002.

JOEL J. GRIFFIN (57). Chairman, The Griffin Company, Atlanta, Georgia, a real estate development, marketing, brokerage and construction services business. A director since 2002.

CHARLES F. JONES (49). Chief Executive Officer, Tricore Chemical, Inc., Atlanta, Georgia, a chemical reseller and distributor. A director since 2002.

G. KENNEDY THOMPSON (53). Chairman, since February 2003, Chief Executive Officer, since April 2000, and President, since December 1999, of Wachovia. Also, Chief Executive Officer and President of Wachovia Funding, since 2002. Previously, Chairman of Wachovia, from March 2001 to September 2001; Vice Chairman, from October 1998 to December 1999; and Executive Vice President, prior to October 1998. Also, a director of Wachovia and Florida Rock Industries, Inc. A director since 2002.

Attendance and Committees of the Board

Attendance.    Wachovia Funding became a company with publicly-traded securities in December 2002. Prior to that time, Wachovia Funding’s board of directors was comprised of individuals who were employees of Wachovia or Wachovia Bank. The Wachovia Funding board held one meeting in person in 2003. In 2003, all of the directors attended at least 75% of the meetings of the board and, for those directors on the Audit Committee, meetings of the Audit Committee.

We do not have standing nominating and compensation committees of the board of directors. We do have an audit committee.

Audit Committee.     The Audit Committee held one meeting in 2003. The Audit Committee’s principal responsibilities are to assist the board of directors in its oversight of internal controls, the financial statements and the audit process. To that end, the Audit Committee:

•	retains and terminates our independent certified public accountants;

•	reviews reports prepared by management and the independent certified public accountants on systems of internal control and the audit and compliance process; and

•	reviews the financial statements, which are prepared by management and audited by the independent certified public accountants.

The following directors are the current members of the Audit Committee: Messrs. Alward, Griffin and Jones. The board, in its business judgment, has determined that all of the members of the Audit Committee are “independent”, in accordance with the applicable sections of the NYSE’s listing standards and SEC regulations.

The Audit Committee and the board adopted the Audit Committee’s written charter, a copy of which is attached as Appendix A to Wachovia Funding’s 2003 proxy statement for the annual meeting of shareholders. The charter, among other things, provides that the Audit Committee is responsible for the appointment, evaluation and, if appropriate, removal of the independent auditors and for pre-approving all audit and permitted non-audit services, including the fees for such services.

Audit Committee Report

As detailed in its charter, the role of the Audit Committee is to assist the board in fulfilling its oversight responsibilities regarding the following:

•	the integrity of Wachovia Funding’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of Wachovia Funding’s independent auditors;

•	the performance of Wachovia Funding’s internal auditors and the independent auditors; and

•	Wachovia Funding’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of Wachovia Funding’s financial statements and its overall financial reporting process and, with the assistance of Wachovia Funding’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of Wachovia Funding’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not full-time employees of Wachovia Funding. Accordingly, as described above, the Audit Committee provides oversight of management’s and the independent auditors’ responsibilities.

In the performance of its oversight function, the Audit Committee, among other things, has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Wachovia Funding is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditors’ independence.

Based upon the review and discussions described in this report, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee’s charter, the Audit Committee approved the inclusion of Wachovia Funding’s audited financial statements in Wachovia Funding’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

James E. Alward, Chairman

Joel J. Griffin

Charles F. Jones

Independent Public Accountants

KPMG LLP were our auditors for the year ended December 31, 2003 and are our auditors for the current year. Representatives of KPMG LLP are expected to be present at the meeting, respond to appropriate questions and, if the representative desires, make a statement.

Auditors Fees.    Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered to Wachovia Funding for the fiscal years ended December 31, 2003 and 2002.

	2003	2002
Audit Fees (1)	$139,539	$254,000
Audit-Related	$0	$0
Tax Fees (2)	$35,500	$0
All Other Fees	$0	$0

Total Fees	$175,039	$254,000

(1)	Aggregate fees for professional services rendered for the audit of Wachovia Funding’s annual financial statements and for services normally provided in connection with statutory or regulatory filings or engagements.
(2)	Includes fees for professional services for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee pre-approves all audit, audit-related and non-audit services provided by our independent auditors, KPMG LLP, prior to the engagement of KPMG LLP with respect to those services.

Generally, prior to or at the beginning of each year, WPFC management submits to the Audit Committee detailed information regarding the specific audit, audit-related and permissible non-audit services with respect to which it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. Management discusses the services with the Audit Committee, including the rationale for using our independent auditors for non-audit services, including tax services, and whether the provision of those non-audit services by KPMG LLP is compatible with maintaining the auditors’ independence. Thereafter, any additional audit, audit-related or non-audit services that arise and that were not submitted to the Audit Committee for pre-approval at the beginning of the year are also similarly submitted to the Audit Committee for pre-approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. All such pre-approvals are then reported to the entire Audit Committee at the next Committee meeting.

Director Independence

Because more than 50% of our voting power is held by our ultimate parent, Wachovia, it is not required to follow certain corporate governance standards regarding director independence of the NYSE. However, our certificate of incorporation requires that, so long as any Series A preferred securities are outstanding, certain actions by us must be approved by a majority of our directors satisfying the definition of being “independent” as set forth in the corporate governance standards of the New York Stock Exchange. We currently have three “independent” directors: Messrs. Alward, Griffin and Jones.

Security Ownership of Management

None of our directors or executive officers owns any shares of our capital stock.

We do not have any equity compensation plans.

Security Ownership of Certain Beneficial Owners

We have 99,999,900 shares of common stock issued and outstanding. The following table sets forth the number of shares and percentage of ownership beneficially owned by all persons known by us to own more than five percent of the shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Wachovia Preferred Funding Holding Corp. 1620 East Roseville Parkway Roseville, California 95661	99,851,752	99.85%

In addition to the foregoing, Wachovia Preferred Holding owns:

•	40,000,000 (or 100%) of our outstanding Series B preferred securities;

•	4,233,754 (or 100%) of our outstanding Series C preferred securities; and

•	802 (or approximately 88%) of our outstanding Series D preferred securities.

Our ultimate parent, Wachovia, directly owns 148,148 shares (or 0.15%) of our common stock. As a result, Wachovia and its affiliated entities have the power to cast approximately 97.1% of the total votes which can be cast by the holders of our voting securities on matters on which holders of all our equity securities vote together as a single class.

Executive Compensation

Neither of our executive officers, G. Kennedy Thompson and Robert P. Kelly, receives any compensation from Wachovia Funding. Messrs. Thompson and Kelly are also executive officers of our ultimate parent, Wachovia, which pays all of their compensation. This section contains information about Messrs. Thompson and Kelly’s compensation for the years 2001, 2002 and 2003 that was paid by Wachovia.

The following information relates to compensation paid or payable to our current Chief Executive Officer and President, G. Kennedy Thompson, and our other executive officer, Robert P. Kelly, who were serving as such at December 31, 2003.

Summary Compensation Table

The following table sets forth for our executive officers: (i) their name and principal position on December 31, 2003 (column (a)); (ii) years covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including (A) base salary (column (c)), (B) bonus (column (d)), and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation (columns (f) and (g)), including (A) the dollar value of any award of restricted stock (calculated by multiplying the closing sale price of the common stock on the date of grant by the number of shares awarded) (column (f)), and (B) the sum of the number of stock options granted (column (g)); and (v) all other compensation for the covered year that we believe could not be properly reported in any other column of the table (column (h)).

SUMMARY COMPENSATION TABLE

Name and Position	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($) (4)
		Salary ($) (1)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Restricted Stock Awards ($) (3)	Securities Underlying Options/SARs (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
G. Kennedy Thompson Chairman, President and CEO	2003 2002 2001	1,000,000 1,000,000 1,000,000	5,250,000 3,750,000 2,600,000	177,252 111,603 74,050	3,142,773 2,832,662 —	593,724 678,120 1,098,800	177,014 191,264 126,533

Robert P. Kelly Senior Executive Vice President and Chief Financial Officer	2003 2002 2001	500,000 500,000 437,500	2,000,000 1,175,000 875,000	84,165 51,208 141,611	879,979 708,175 —	166,243 169,530 266,300	40,418 33,220 23,157

(1)	Amounts include dollars deferred by the executive officers under Wachovia’s deferred compensation plans. At the election of the participants in such plans, account balances are paid in a lump sum or in ten annual installments upon termination of employment due to death, disability or retirement, except in the event of a “change in control” of Wachovia where the successor or acquiring corporation does not elect to continue such plans, in which case such balances are to be paid in a lump sum. A nonqualified retirement trust has been established to fund certain nonqualified benefit plans, including Wachovia’s deferred compensation plans. Prior to a “change in control” of Wachovia, benefits are paid from the trust only upon Wachovia’s direction. Upon the occurrence of a “change in control”, Wachovia is required to contribute an amount to the trust sufficient to pay the benefits required to be paid under such plans as of the date on which the “change in control” occurs.
(2)

Represents reimbursement for (i) payment of taxes, and (ii) personal benefits, if the personal benefits exceed the lesser of $50,000 or 10% of the total of the amounts in columns (c) and (d). Personal benefits for an executive officer that exceeded 25% of the executive officer’s total personal benefits in 2003 consists of an expense allowance of $90,000 for Mr. Thompson and $42,000 for Mr. Kelly.

(3)	The aggregate number of shares of restricted stock held as of December 31, 2003, and the value thereof as of such date, were as follows: Thompson: 170,387 shares ($7,938,330); and Kelly: 42,156 shares ($1,964,048). Shares of restricted stock granted in 2003 were contingent upon Wachovia achieving a 15% return on tangible common equity for 2003. Wachovia met this goal and the restricted shares will vest at a rate of 20% per year over five years. In the event of termination due to death, disability, retirement (as defined in the applicable stock plan), or a “change in control” of Wachovia, any remaining vesting restrictions will lapse. Dividends are paid on shares of restricted stock at the same time dividends on the other outstanding shares of common stock are paid.
(4)	Amounts shown for 2003 consist of the following:

	Thompson	Kelly
Savings plan matching contributions	$59,500	30,000
Value of life insurance premiums*	112,468	10,393
Value of disability insurance	1,136	—
Above market interest on deferred compensation	3,910	25

*	The value of life insurance premiums includes the value of premiums under split-dollar life insurance agreements. Mr. Thompson terminated his existing split-dollar life insurance agreement in December 2003. Following such termination, Wachovia received its interest in the related life insurance policies under that agreement. In lieu of that split-dollar life insurance arrangement, Wachovia will compensate Messrs. Thompson and Kelly for the cost of obtaining and maintaining personal supplemental life insurance benefits.

Option/SAR Grants Table

The following table sets forth with respect to grants of stock options made during 2003 to each of our executive officers: (i) the name of such officer (column (a)); (ii) the number of options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 2003 (column (c)); (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column e)); and (vi) the Black-Scholes value of the options at grant date (column (f)).

OPTION/SAR GRANTS IN 2003

Name	Number of Securities Underlying Options/ SARS Granted (#)(1)	Individual Grants % of Total Options/ SARs Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date	Black-Scholes Grant Date Value (2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mr. Thompson	593,724	2.83%	$37.43	04/22/13	$6,388,470
Mr. Kelly	166,243	0.79	37.43	04/22/13	1,788,775

(1)	These options are nonqualified stock options. The options become exercisable over a five-year period in 20% annual increments, at an option exercise price equal to the market price of the common stock on the date of grant. These options were granted from Wachovia’s 2003 Stock Incentive Plan.
(2)

The values shown for the options referred to in the table reflect standard application of the Black-Scholes pricing model using (i) 60-month volatility (28.00%) and daily stock prices for the five years prior to grant date, (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (4.48%), and (iv) dividends at the annualized rate in place on the date of grant ($1.16). The values do not take into account risk factors such as non-transferability and limits on exercisability. The Black-Scholes options pricing model is a commonly utilized model for valuing stock options. The model assumes that the possibilities of future stock returns (dividends plus share price appreciation) resemble a normal “bell-shaped” curve. In assessing the values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, the ultimate value of the option is dependent on the market value of the common stock at a future date, which will depend to a large degree on the efforts of the executive officers to bring future success to Wachovia for the benefit of all stockholders.

Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table

The following table sets forth with respect to each exercise of stock options (or tandem stock appreciation rights (“SARs”)) and freestanding SARs during 2003 by each of the executive officers and the year-end value of unexercised options and SARs on an aggregated basis: (i) the name of such officer (column (a)); (ii) the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options or SARs were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of securities underlying unexercised options and SARs held at December 31, 2003, separately identifying the exercisable and unexercisable options and SARs (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options and SARs held at December 31, 2003, separately identifying the exercisable and unexercisable options and SARs (column (e)).

AGGREGATED OPTION/SAR EXERCISES IN 2003 AND

DECEMBER 31, 2003 OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(3)	Number of Securities Underlying Unexercised Options/SARs at 12/31/03 (#)(1)	Value of Unexercised In-the-Money Options/SARs at 12/31/03 ($)(2)
			Exercisable/Unexercisable	Exercisable/Unexercisable
(a)	(b)	(c)	(d)	(e)
Mr. Thompson	—	$—	1,788,608/1,212,630	$24,744,955/12,029,243
Mr. Kelly	—	—	372,810/329,263	5,309,272/3,305,388

(1)	Upon a “change in control” of Wachovia, all outstanding options will become exercisable.
(2)	Values represent the difference between the option exercise price and the market value of Wachovia common stock on December 31, 2003, rounded to the nearest dollar. Options having an exercise price above the market value on that date have an attributed value of zero.
(3)	Values represent the difference between the option exercise price and the market value of Wachovia common stock on the date of exercise, rounded to the nearest dollar.

Pension Plan and Other Retirement Arrangements Table

The following table sets forth the estimated annual benefits payable upon retirement under Wachovia’s tax qualified pension plan in the specified compensation and years of service classifications indicated below.

PENSION PLAN TABLE

Average annual Compensation	Estimated annual pension plan retirement benefit, assuming a married participant, a straight life annuity and the years of service indicated (1)
	15 years	20 years	25 years	30 years	35 years
$ 200,000	$37,328	$49,771	$62,214	$74,657	$87,100
400,000	37,328	49,771	62,214	74,657	87,100
600,000	37,328	49,771	62,214	74,657	87,100
800,000	37,328	49,771	62,214	74,657	87,100
1,000,000	37,328	49,771	62,214	74,657	87,100
1,200,000	37,328	49,771	62,214	74,657	87,100

(1)	For the year ended December 31, 2003, the annual retirement benefit payable under our pension plan is limited by federal law to $160,000 and the maximum covered compensation is limited to $200,000. The benefit amounts listed above exclude any amount payable under Social Security.

The compensation covered by Wachovia’s pension plan includes basic compensation. The portions of compensation that are considered covered compensation under Wachovia’s pension plan for the executive officers are the salary amounts indicated in the Summary Compensation Table less deferred amounts. As of January 1, 2004, the credited full years of service under our pension plan were as follows: Thompson: 28 years; and Kelly: 3 years.

Neither of our executive officers has a supplemental retirement arrangement with Wachovia.

Director Compensation

For services rendered as Wachovia Funding directors, our non-employee directors, Messrs. Alward, Griffin and Jones, are paid an annual cash retainer of $20,000. Non-employee directors are also paid $1,000 per meeting attended, $500 per committee meeting attended and $250 per telephonic meeting. In addition, directors are reimbursed for travel and lodging costs to attend meetings of directors.

Employment Contracts

We currently have two executive officers: Messrs. G. Kennedy Thompson and Robert P. Kelly. Our executive officers are also executive officers of Wachovia. We estimate that our executive officers devote less than 5% of their time to managing our business.

Mr. Thompson.    In November 1999, Wachovia entered into an employment agreement with G. Kennedy Thompson, the current Chairman, Chief Executive Officer and President of Wachovia and Chief Executive Officer and President of Wachovia Funding. Mr. Thompson requested an amendment to that agreement in February 2002 resulting in the employment agreement having a three-year (five-year prior to the February 2002 amendment) employment period, which is consistent with other Wachovia executive officers. The employment agreement is automatically extended on an annual basis unless either party determines otherwise prior to the annual extension date. The agreement provides that if Wachovia terminates his employment for reasons other than “cause”, death, disability or retirement or he terminates his employment for “good reason”, then he will be entitled to (i) a pro rata annual bonus for the period prior to his termination date, based on the highest bonus paid to him during either the three-year period prior to his termination or the three-year period prior to the date of the agreement, (ii) an amount equal to three times (five times prior to the February 2002 amendment) his annual base salary and the highest bonus determined under (i) above, and (iii) medical and life insurance benefits for him and his family for three years (five years prior to the February 2002 amendment) after his termination date (or for life if the termination date occurs after a “change in control” of Wachovia). The agreement also provides for a gross-up payment equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by him if his employment is terminated in conjunction with a “change in control” of Wachovia and such taxes become payable as a result of payments to him under the agreement or otherwise, being deemed to be “excess parachute payments” for federal tax purposes.

Mr. Kelly.    Wachovia also entered into an employment agreement with Mr. Kelly that contains terms substantially similar to Wachovia’s employment agreement with Mr. Thompson.

Compensation Committee Interlocks and Insider Participation; Compensation Committee Report

Wachovia Funding does not have a compensation committee. None of the executive officers or employees of Wachovia Funding is compensated by Wachovia Funding.

Other Matters Relating to Executive Officers and Directors

Our directors and executive officers (including organizations with which they are affiliated and their immediate family members) are customers of our ultimate parent, Wachovia, or its affiliated entities. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as comparable transactions with other customers and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Wachovia and its affiliated entities, and we in turn provide services, including retail brokerage, investment banking and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business. See “Director Independence”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”) requires the directors and executive officers covered by that Section and beneficial owners of more than 10% of our Series A preferred securities to file reports with the SEC and the NYSE relating to their Wachovia Funding equity securities ownership and any changes in that ownership. None of our directors or executive officers owns any of our equity securities.

To our knowledge, during the year ended December 31, 2003, all Section 16(a) reports applicable to directors and executive officers were filed on a timely basis, except as set forth in prior proxy statements.

OTHER STOCKHOLDER MATTERS

Management is not aware of any other matters to be voted on at the meeting. If any other matters are presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the securities represented by proxy, as to those matters.

Stockholder proposals intended to be included in our proxy statement and voted on at the 2005 Annual Meeting of Stockholders must be received at 301 South College Street, 30th Floor, Charlotte, North Carolina 28288-0630, Attention: Corporate Secretary, on or before July 8, 2005. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to Wachovia Funding’s bylaws, in order for any business not included in the proxy statement for the 2005 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to Wachovia Funding’s Secretary. We currently anticipate that the 2005 annual meeting will be held on November 4, 2005, and to be timely, the notice must not be received any earlier than August 6, 2005 (90 days prior to November 4, 2005), nor any later than September 5, 2005 (60 days prior to November 4, 2005). If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from November 4, 2005, the notice must be received no earlier than the 90th day prior to the 2005 annual meeting and not later than either the 60th day prior to the 2005 annual meeting or the tenth day after public disclosure of the actual meeting date, whichever is later. The notice must contain the information required by our bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time-frames described above. A copy of our bylaws is available upon request to: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Wachovia Funding under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

October 5, 2004

PROXY

WACHOVIA PREFERRED FUNDING CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 5, 2004

The undersigned holder of the Series A preferred securities of Wachovia Preferred Funding Corp. (the “Corporation”) hereby constitutes and appoints David M. Julian and Ross E. Jeffries, Jr., or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the Series A preferred securities of the Corporation held of record by the undersigned on September 30, 2004, at the Annual Meeting of Stockholders of the Corporation to be held on November 5, 2004, at 10:00 AM, E.S.T., in the Charter Room of the Ritz-Carlton, 181 Peachtree Street, NE Atlanta, Georgia 30303, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

Wachovia Preferred Funding Corp.

Instructions for Voting Your Proxy

Simply sign and date your proxy card and return it in the postage-paid envelope.

COMPANY NUMBER	CONTROL NUMBER

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. A Wachovia Preferred Funding Corp. proposal to elect directors: James E. Alward, Joel J. Griffin, Charles F. Jones and G. Kennedy Thompson.

☐	FOR all nominees listed (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided.

I will attend the Annual Meeting of Stockholders    ☐

Signature

Signature (if held jointly)

Date

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.